Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations based upon the combined historical financial statements of Chicken Soup for the Soul Entertainment Inc. (“CSSE”) and Redbox Entertainment Inc. (“Redbox”), after giving effect to the completion of the Mergers on August 11, 2022 and the related adjustments described in the accompanying notes. The Mergers were accounted for under the acquisition method of accounting, which requires the determination of the accounting acquirer. The accounting guidance provides that in identifying the acquiring entity in a business combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including; the relative voting rights of the stockholders of the constituent companies in the combined company, the existence of a large minority voting interest in the combined entity if no other owner or organized group of owners has a significant voting interest, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity securities in the business combination, including payment of any premium.

CSSE is considered to be the acquirer of Redbox for accounting purposes and allocated the purchase price to the fair value of Redbox’s assets and liabilities as of the acquisition date, with the excess purchase price recorded as goodwill.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022, and for the year ended December 31, 2021, gives effect to the Mergers as if they had occurred on January 1, 2021. Additionally, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 gives effect to CSSE’s acquisition of certain assets of Sonar Entertainment, Inc. (“Sonar”) on May 21, 2021, as if it had occurred on January 1, 2021.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in FASB ASC Topic 805 and reflect the preliminary allocation of the estimated merger consideration to the acquired assets and liabilities assumed based upon their estimated fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. CSSE’s historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the merger transaction, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma condensed combined financial information, CSSE allocated the estimated purchase price using its best estimates of fair value. The allocation is dependent upon certain valuation and other analyses that are not yet final. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to the preliminary estimated purchase price allocation. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma condensed combined statements of operations do not include certain nonrecurring charges and the related tax effects that result directly from the transaction as described in the notes to the unaudited pro forma condensed combined financial information.

The pro forma financial statements should be read in conjunction with the separate historical consolidated financial statements and related notes of each of CSSE and Redbox contained in CSSE’s and Redbox’s respective Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 each of which is incorporated by reference in this amended 8-K filing.

Chicken Soup for the Soul Entertainment, Inc.

Unaudited Pro Forma Condensed Combined

Statement of Operations

For the Nine Months Ended September 30, 2022

(In thousands, except share and per share amounts)

	Chicken Soup for the Soul Entertainment, Inc. (Historical)	Redbox Entertainment, Inc. for the period from January 1, 2022 through August 10, 2022 (Historical)	Merger Transaction Adjustments		Financing Transaction Adjustments	Other Accounting Adjustments		Combined Pro Forma
Net revenues	$139,235	$156,390	$-		$-	$-		$295,625

Costs and expenses:
Operating	114,328	70,508	—		—	—		184,836
Selling, general and administrative	55,795	145,594	(40,181)	(a)	—	(2,561)	(h)	158,647
Amortization and depreciation	9,678	60,588	(27,662)	(b)	—	—		42,604
Management and license fees	11,459	—	—		—	3,262	(g)	14,721
Merger and transaction costs	17,504	22,681	—		—	—	(g)	40,185
Total costs and expenses	208,764	299,371	(67,843)		—	701		440,993
Operating loss	(69,529)	(142,981)	67,843		—	(701)		(145,368)
Interest expense	10,992	16,143	(1,579)	(c)	2,945 (c)	—		28,501
Other non-operating income, net	(5,033)	(7,907)	—		—	—		(12,940)
Loss before income taxes and preferred dividends	(75,488)	(151,217)	69,422		(2,945)	(701)		(160,929)
Provision for income taxes	(27,287)	131	27,321	(d)	—	—		165
Net loss before noncontrolling interests and preferred dividends	(48,201)	(151,348)	42,101		(2,945)	(701)		(161,094)
Net loss attributable to noncontrolling interests	(348)	(81,938)	81,938	(e)	—	—		(348)
Net loss attributable to Chicken Soup for the Soul Entertainment, Inc.	(47,853)	(69,410)	(39,837)		(2,945)	(701)		(160,746)
Less: preferred dividends	7,117	—			—	—		7,117
Net loss available to common stockholders	$(54,970)	$(69,410)	$(39,837)		$(2,945)	$(701)		$(167,863)
Net loss per common share:
Basic and diluted	$(3.43)							$(8.11)
Weighted-average common shares outstanding:
Basic and diluted	16,040,097		4,662,195	(f)				20,702,292

 See accompanying notes to unaudited pro forma condensed combined financial information.

Chicken Soup for the Soul Entertainment, Inc.

Unaudited Pro Forma Condensed Combined

Statement of Operations

For the Year Ended December 31, 2021

(In thousands, except share and per share amounts)

	Chicken Soup for the Soul Entertainment, Inc. (Historical)	Sonar Entertainment for the period from January 1, 2021 through May 21, 2021 (Historical)	Transaction Accounting Adjustments		Pro forma Chicken Soup for the Soul Entertainment, Inc.	Redbox Entertainment, Inc. (Historical)	Merger Transaction Adjustments		Financing Transaction Adjustments	Other Accounting Adjustments		Combined Pro Forma
Net revenue	110,395	5,954	-		116,349	288,540	-		-	-		404,889
Costs and expenses:
Operating	79,138	4,183	-		83,321	115,141	-		-	-		198,462
Selling, general and administrative	48,611	6,296	(255)	(i)	54,652	208,162	40,181	(a)	-	(10,949)	(h)	292,046
Amortization and depreciation	5,728	-	520	(j)	6,248	108,505	(60,045)	(b)	-	-		54,708
Management and license fees	11,040	-	595	(k)	11,635	-	-		-	4,033	(g)	15,668
Impairment of content assets	9,795	-	-		9,795	-	-		-	-		9,795
Impairment of intangible assets and goodwill	2,045	-	-		2,045	-	-		-	-		2,045
Total costs and expenses	156,357	10,479	860		167,696	431,808	(19,864)		-	(6,916)		572,724
Operating loss	(45,962)	(4,525)	(860)		(51,347)	(143,268)	19,864		-	6,916		(167,835)
Interest expense	4,831	28,054	(27,727)	(l)	5,158	34,606	(2,230)	(c)	3,927 (c)	-		41,461
Other non-operating income, net	(379)	(10)	10	(m)	(379)	(3,083)	-		-	-		(3,462)
Loss before income taxes and preferred dividends	(50,414)	(32,569)	26,857		(56,126)	(174,791)	22,094		(3,927)	6,916		(205,834)
Provision for income taxes	66	11	(11)	(l)	66	(34,035)	(27,321)	(d)	-	-		(61,290)
Net loss before noncontrolling interests and preferred dividends	(50,480)	(32,580)	26,868		(56,192)	(140,756)	49,415		(3,927)	6,916		(144,544)
Net loss attributable to noncontrolling interests	(74)	-	-		(74)	(27,967)	27,967	(e)	-	-		(74)
Net loss attributable to Chicken Soup for the Soul Entertainment, Inc.	(50,406)	(32,580)	26,868		(56,118)	(112,789)	21,448		(3,927)	6,916		(144,470)
Less: preferred dividends	9,014	-	-		9,014	-	-		-	-		9,014
Net loss available to common stockholders	(59,420)	(32,580)	26,868		(65,132)	(112,789)	21,448		(3,927)	6,916		(153,484)
Net loss per common share:
Basic and diluted	(3.96)				(4.34)	(0.58)						(7.80)
Weighted-average common shares outstanding:
Basic and diluted	15,018,421				15,018,421	12,618,516	4,662,195	(f)				19,680,616

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the merger transaction, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the transaction and certain other adjustments. The preliminary determination of the purchase price allocation was based on the fair values of assets acquired and liabilities assumed as of August 11, 2022, the date the proposed transaction closed. CSSE will continue to assess its determination of fair value of the assets acquired and liabilities assumed during the measurement period.

CSSE’s and Redbox’s historical results reflect the unaudited condensed statements of operations for the period from January 1, 2022 through August 10, 2022 and the audited statements of operations for the year ended December 31, 2021. Additionally, CSSE’s historical financial information has been adjusted to reflect the acquisition of Sonar on May 21, 2021.

Note 2 — Description of Transaction

On August 11, 2022, the CSSE consummated its acquisition of Redbox through a series of mergers under the terms of the previously disclosed Merger Agreement, dated as of May 10, 2022, by and among the Company, Redbox, RB First Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub Inc.”), RB Second Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub LLC”), Redwood Opco Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Opco Merger Sub LLC”), and Redwood Intermediate LLC, a Delaware limited liability company (“Opco LLC”).

In accordance with the terms of the Merger Agreement, (i) at the time the First Company Merger (as defined below) became effective (“Effective Time”), (A) Merger Sub Inc. merged (the “First Company Merger”) with and into Redbox, with Redbox continuing as the surviving entity (the “Surviving Corporation”); and (B) simultaneously with the First Company Merger, Opco Merger Sub LLC merged (the “Opco Merger”) with and into Opco LLC, with Opco LLC continuing as the surviving entity; and (ii) immediately following the First Company Merger and Opco Merger, the Surviving Corporation merged with and into Merger Sub LLC (the “Second Company Merger” and, together with the First Company Merger, the “Integrated Mergers,” and the Integrated Mergers together with the Opco Merger, the “Mergers”), with Merger Sub LLC continuing as the surviving entity and a wholly owned subsidiary of the Company.

In accordance with the terms of the Merger Agreement, at the Effective Time, (i) each share of Class A common stock of Redbox, par value $0.0001 per share (the “Redbox Class A Common Stock”), was cancelled and exchanged for 0.087 shares (the “Exchange Ratio”) of Company Class A Common Stock, (ii) each unit of Opco LLC was converted into 0.087 shares of Company Class A Common Stock and (iii) each share of Class B common stock of Redbox, par value $0.0001 per share (the “Redbox Class B Common Stock”), was cancelled for no additional consideration.

At the Effective Time the vested and unvested restricted stock units of Redbox (each “Redbox RSU Award”) that were outstanding immediately prior to the Effective Time was converted into that number of shares of Company Class A Common Stock equal to the Exchange Ratio multiplied by the number of vested and unvested Redbox RSU Awards held by each holder immediately prior to the Effective Time.

The obligations of Redbox under its outstanding public warrants and private warrants (collectively, the “Assumed Warrants”) were assumed by the Company but the Assumed Warrants now evidence the right to receive upon valid exercise thereof shares of Company Class A Common Stock equal to the product of (A) the number of shares of Redbox Class A Common Stock that were subject to such warrant immediately prior to the Effective Time and (B) the Exchange Ratio.

Concurrently with the consummation of the merger transaction described above, CSSE entered into an Amended and Restated Credit Agreement (“HPS Credit Agreement”) by and among the CSSE, as primary borrower, Redbox Automated Retail LLC, as co-borrower (“Redbox Automated”), the Lenders named therein, and HPS Investment Partners LLC, as administrative agent and collateral agent (“HPS”).

Pursuant to the terms of the HPS Credit Agreement, CSSE has obtained (i) a term loan facility consisting of the conversion, and assumption by CSSE of all “Senior Obligations” under (and as defined in) the HPS Credit Agreement (other than any outstanding Sixth Amendment Incremental Revolving Loans under (and as defined in) the credit agreement (the “Redbox Credit Agreement”), dated as of October 20, 2017, by and among Redwood Intermediate, LLC, Redbox Automated, Redwood Incentives LLC, the lenders party thereto and HPS, as amended from time to time thereafter, with the sixth amendment thereto occurring on April 15, 2022 (this last amendment being referred to as the “Sixth Amendment”) and (ii) an $80 million revolving credit facility (with any outstanding Sixth Amendment Incremental Revolving Loans under the Redbox Credit Agreement as amended by the Sixth Amendment being deemed, and assumed by the Company as, revolving loans thereunder). In connection with the HPS Credit Agreement, CSSE issued HPS and affiliates a five-year warrant (“HPS Warrant”) to purchase up to an aggregate of 1,011,530 shares of CSSE’s Class A common stock, par value $0.0001 per share (the “CSSE Class A Common Stock”), at a per-share exercise price of $0.0001. These warrants include customary cashless exercise provisions.

The Obligations of CSSE and its subsidiary guarantors under the HPS Credit Agreement are secured by a first priority lien in substantially all of the assets of CSSE and its subsidiaries, subject to certain exceptions.

Note 3 — Reclassification Adjustments

The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in CSSE’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2021. With the information currently available, CSSE has determined that no significant adjustments are necessary to conform Redbox’s consolidated financial statements to the accounting policies used by CSSE in the preparation of the unaudited pro forma condensed combined financial information.

The reclassification adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report CSSE’s financial condition and results of operations as if the Mergers were completed.

Note 4 — Estimated Merger Consideration

The estimated value of the Merger Consideration for the purpose of this unaudited pro forma condensed combined financial information is approximately $70.0 million based on the $14.75 per share closing price of CSSE Class A Common Stock as of August 11, 2022. The following table summarizes the preliminary estimate of the value of the Merger Consideration (amounts in thousands):

Fair value of CSSE Class A Common Stock issued	$65,829
Fair value of consideration paid for the Redbox RSUs	703
Fair value of Redbox warrants converted into CSSE warrants	3,473
Estimated Merger Consideration	$70,005

Note 5 — Allocation of Estimated Merger Consideration

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Redbox will be recognized and measured at fair value as of the closing date of the combination and added to those of CSSE. The determination of fair value used in the transaction-related adjustments presented herein are preliminary and based on management estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Mergers. The costs of finite-lived intangible assets are amortized through expense over their estimated lives. The final allocation of the merger consideration, upon the completion of the Mergers, will be based on Redbox’s assets acquired and liabilities assumed as of the acquisition date, and will depend on a number of factors that cannot be predicted with certainty at this time. Therefore, the actual allocations will differ from the transaction accounting adjustments presented herein. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma allocation of the merger consideration will be subject to further adjustments as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table sets forth a preliminary allocation of the estimated value of the Merger Consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Redbox with the excess recorded to goodwill (amounts in thousands):

Total assets	$85,100
Total liabilities	525,603
Net acquired tangible assets	(440,503)
Identifiable intangibles assets	279,600
Goodwill	230,908
Allocation of the Estimated Merger Consideration	$70,005

Note 6 — Pro Forma Adjustments

a.	To record all unrecognized transaction costs for the year ended December 31, 2021 and eliminate transaction costs incurred during the nine months ended September 30, 2022 for CSSE and Redbox of $17.5 million and $22.7 million, respectively.

b.	To adjust amortization expense based on (i) the elimination of Redbox capitalized software and (ii) the estimated fair value of intangible assets and useful lives:

	Nine months Ended	Year Ended
	September 30, 2022	December 31, 2021
Estimated depreciation and amortization	$11,678	$23,355
Historical depreciation and amortization	(39,340)	(83,400)
Pro forma net adjustment	$(27,662)	$(60,045)

c.	To adjust interest expense based upon the assumed debt obligations in connection with the Mergers:

	Nine months Ended	Year Ended
	September 30, 2022	December 31, 2021
Accretion of the debt discount pertaining to the penny warrants	$(2,238)	$(2,984)
Accretion of the debt discount on the fair value of the assumed debt	(707)	(943)
Pro forma financing transaction net adjustment	(2,945)	(3,927)
Interest expense savings from B-2 debt conversion	1,579	2,230
Total pro forma net adjustment	$(1,366)	$(1,697)

d.	To eliminate the income tax benefit for the nine months ended September 30, 2022 in connection with releasing the valuation allowance for certain Redbox deferred tax assets and record it on January 1, 2021.

e.	To eliminate Redbox non-controlling interest in connection with the Mergers.

f.	The pro forma basic and diluted weighted average share outstanding are a combination of the historic weighted average shares of Chicken Soup for the Soul Entertainment and the issuance of share in connection with the Mergers:

	Nine months Ended	Year Ended
	September 30, 2022	December 31, 2021
Historical weighted average shares outstanding	16,040,097	15,018,421
Issuance of shares to Redbox	4,462,964	4,462,964
Issuance of shares in exchange for Redbox RSUs	199,231	199,231
Pro forma weighted average shares outstanding	20,702,292	19,680,616

g.	To record the incremental management and license fee expense based upon historical non- traditional Redbox revenues that is separate from the Merger:

	Nine months Ended	Year Ended
	September 30, 2022	December 31, 2021
Redbox revenue excluding traditional business revenue	$32,616	$40,331
Incremental management and license fee	10%	10%
Pro forma net adjustment	$3,262	$4,033

h.	To eliminate historical cost incurred for payroll and employee benefits of Redbox’s workforce that was subject to the 2022 Reduction in Workforce restructuring plan and separate from the Mergers:

	Nine months Ended	Year Ended
	September 30, 2022	December 31, 2021
Reduction in workforce cost	$(2,561)	$(10,949)

i.	Represents adjustment to eliminate historical nonrecurring Sonar Entertainment costs included on the financial statements of the company not directly attributable to the transaction including professional, legal and other overhead expenses.

j.	Represents adjustment to record valued Sonar acquisition related Intangible Asset amortization over the useful life of the intangible assets for the period presented on a straight-line basis.

k.	Represents adjustment to record additional management and license fees as a result of the Sonar acquisition to be owed to affiliated company based on revenues earned under existing management & licensing agreements.

l.	Represents adjustment to eliminate interest expense related to Sonar Entertainment debt facilities, as the debt was not assumed as part of the business combination and adjustment to record interest expense on the revolving loan agreement entered by the Company directly related to the acquisition of Sonar Entertainment.

m.	Represents adjustment to eliminate Sonar Entertainment non-operating income not applicable to the transaction and ongoing business.